EXHIBIT 10.1

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

Annual Retainer	$75,000	(1)
Annual Equity Award	$120,000	(2)
Chair of the Board	$120,000
Committee Annual Cash Retainers:
Audit Committee Chair	$20,000
Audit Committee Member	$5,000
Compensation and Personnel Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$10,000

(1)	The annual retainer is payable in cash or restricted stock units, at the election of the non-employee director.
(2)	The annual equity award is payable in the form of restricted stock units.